Exhibit 99.1

901 Lakeshore Drive, • Lake Charles, LA 70601 Phone: 337.436.9000 www.usunwired.com

Contact:	Ed Moise, Investor Relations
(337) 310-3500

US UNWIRED REPORTS THIRD QUARTER 2004 FINANCIAL RESULTS

Achieves Record EBITDA Despite Impact from Hurricanes

Initiates Redemption of Remaining 13 3/8% Senior Subordinated Discount Notes

HIGHLIGHTS:

($000)	3 months ended 9/30		9 months ended 9/30			3 months ended 9/30		9 months ended 9/30
	2004	2003	2004	2003		2004	2003	2004	2003
Total Revenues	$152,771	$139,305	$442,274	$397,713	Ending Subscribers	680,213	595,724	680,213	595,724
Net Loss	(16,226)	(31,307)	(100,925)	(123,799)	Net Sub. Additions	11,508	2,656	66,653	37,157
EBITDA*	30,507	21,687	82,438	28,371	Churn	3.3%	3.5%	3.1%	3.4%
Capital Expenditures	8,254	8,156	24,044	26,361	ARPU**	$71.94	$74.60	$71.96	$72.99

* See attached table.					**includes roaming

For US Unwired results excluding IWO Holdings, Inc., see US Unwired’s Form 10-Q for the period ended September 30, 2004 filed today.

LAKE CHARLES, LA (November 2, 2004)—US Unwired Inc. (OTCBB:UNWR), a PCS Affiliate of Sprint (NYSE:FON), today reported revenues of $152.8 million for the three-month period ended September 30, 2004. The Company posted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) for the consolidated operations of $30.5 million for third quarter of 2004, $22.5 million of which was generated by the US Unwired consolidated group other than the Company’s wholly-owned subsidiary, IWO Holdings, Inc.

“We continued to accelerate the positive momentum we established late last year despite the challenges that the hurricanes posed to us and the communities that we serve. At both US Unwired and IWO, we achieved new high marks for EBITDA performance during the quarter. We accomplished this while adding to our subscriber base at a rate three times that of the third quarter last year,” said Robert Piper, US Unwired’s President and Chief Executive Officer. “We are well positioned to finish the year at the high end of our annual operating guidance targets.”

During the third quarter of 2004, the Company purchased $48 million aggregate face amount of its 13 3/8% Senior Subordinated Discount Notes due 2009. Subsequently, the Company gave notice to redeem all remaining notes of the issue on November 1, 2004. The November 1st redemption was funded by $43.9 million in cash and retired the 13 3/8% Senior Subordinated Discount Notes issue. Together, the redemption and repurchases will eliminate approximately $89.2 million aggregate face amount of debt and further reduce the Company’s annual interest expense by approximately $12 million.

For the third quarter of 2004, subscriber acquisition cost was $306; monthly average minutes of use per subscriber were 923 with roaming and 704 without roaming; total system minutes of use were approximately 2.1 billion, including 666 million roaming minutes; churn, net of 30-day returns, was 3.3% and average monthly revenue per PCS subscriber (ARPU), including roaming, was $71.94.

At September 30, 2004, the company had cash of approximately $167.4 million, $126.4 million of which was held by the US Unwired consolidated group other than the Company’s wholly owned subsidiary, IWO Holdings, Inc.

US Unwired will hold a conference call to discuss this press release at 10:00 a.m. Eastern Time on November 3, 2004. An online replay will be available approximately one hour following the conclusion of the live broadcast and will continue through November 17, 2004. Links to these events can be found at the Company’s web site at http://www.usunwired.com. If Internet access is unavailable, investors and other interested parties may listen to the teleconference by calling 888-694-4641. The teleconference will be available for replay until November 10, 2004, by calling 973-341-3080, and entering 5260522 when prompted for the pin number.

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US Unwired Reports Third Quarter Results

November 2, 2004

About US Unwired

US Unwired Inc., headquartered in Lake Charles, La., holds direct or indirect ownership interests in five PCS Affiliates of Sprint: Louisiana Unwired, Texas Unwired, Georgia PCS, IWO Holdings and Gulf Coast Wireless. Through Louisiana Unwired, Texas Unwired, Georgia PCS and IWO Holdings, US Unwired is authorized to build, operate and manage wireless mobility communications network products and services under the Sprint brand name in 68 markets, currently serving over 650,000 PCS customers. US Unwired’s PCS territory includes portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee, Texas, Massachusetts, New Hampshire, New York, Pennsylvania, and Vermont. For more information on US Unwired and its products and services, visit the Company’s web site at http://www.usunwired.com. US Unwired is traded on the OTC Bulletin Board under the symbol “UNWR”.

About Sprint

Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With more than $26 billion in annual revenues in 2003, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States’ first nationwide all-digital, fiber-optic network and an award-winning Tier 1 Internet backbone. Sprint provides local communications services in 39 states and the District of Columbia and operates the largest 100-percent digital, nationwide PCS wireless network in the United States. For more information, visit www.sprint.com.

This press release may contain forward-looking statements. Forward-looking statements are statements about current and future business strategy, operations, capabilities, construction plan, construction schedule, financial projections, plans and objectives of management, expected actions of third parties and other matters. Forward-looking statements often include words like believes, belief, expects, plans, anticipates, intends, projects, estimates, may, might, would, or similar words. Forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the competitiveness of and the financial impact of Sprint wireless pricing plans, products and services; the ability of Sprint to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; the ability to successfully complete the build-out of the IWO Holdings’ network; the potential need for additional capital; future losses; the significant level of indebtedness of the companies; and volatility of US Unwired’s stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this press release, please refer to Items 1, 7 and 7A of US Unwired’s Form 10-K for the period ended December 31, 2003, and Items 2 and 5 (“Risk Factors”) of US Unwired’s Form 10-Q for the period ended September 30, 2004, as filed with the Securities and Exchange Commission.

US Unwired does not undertake to update or revise any forward-looking statement contained herein.

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US Unwired Reports Third Quarter Results

November 2, 2004

US UNWIRED INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2004	2003	2004	2003
Revenue:
Subscriber	$109,834	$98,563	$318,972	$286,306
Roaming	35,719	34,466	99,976	92,808
Merchandise sales	6,655	5,637	21,925	16,708
Other revenue	563	639	1,401	1,891

Total revenue	152,771	139,305	442,274	397,713
Expense:
Cost of service	81,531	79,153	228,638	232,479
Merchandise cost of sales	12,532	11,751	41,878	29,590
General and administrative	8,418	7,031	24,065	26,729
Sales and marketing	19,601	19,473	64,984	65,959
Non-cash stock compensation	182	210	271	2,182
Depreciation and amortization	21,726	29,924	72,357	89,066
IWO asset abandonment charge	—	—	—	12,403

Total operating expense	143,990	147,542	432,193	458,408

Operating income (loss)	8,781	(8,237)	10,081	(60,695)
Other income (expense):
Interest expense	(20,424)	(23,715)	(67,944)	(65,654)
Loss on sale of assets	(69)	(29)	(724)	(21)
Loss on debt extinguishment	(4,484)	—	(58,977)	—

Total other expense	(24,977)	(23,744)	(127,645)	(65,675)

Loss from continuing operations before equity in income (losses) of unconsolidated affiliates	(16,196)	(31,981)	(117,564)	(126,370)
Equity in income (losses) of unconsolidated affiliates	(30)	57	224	191

Loss from continuing operations	(16,226)	(31,924)	(117,340)	(126,179)
Discontinued operations:
Gain on disposal of discontinued operations	—	—	16,131	—
Income from discontinued operations	—	617	284	2,380

	—	617	16,415	2,380

Net loss	$(16,226)	$(31,307)	$(100,925)	$(123,799)

Basic and diluted loss per share
Continuing operations	$(0.10)	$(0.25)	$(0.81)	$(0.98)
Discontinued operations	—	—	0.11	0.02

	$(0.10)	$(0.25)	$(0.70)	$(0.96)

Weighted average outstanding common shares	163,528	128,832	144,596	128,832

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US Unwired Reports Third Quarter Results

November 2, 2004

US UNWIRED INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2004	December 31, 2003
	(unaudited)
Current assets:
Cash and cash equivalents	$167,387	$97,193
Restricted cash	79	19,358
Subscriber receivables, net	34,613	28,687
Other receivables	1,667	2,625
Inventory	4,228	5,615
Prepaid expenses and other assets	16,948	14,833
Receivables from related parties	645	647
Receivables from officers	116	85
Current assets related to discontinued operations	63	1,049

Total current assets	225,746	170,092
Property and equipment, net	369,028	411,518
Goodwill	46,705	46,705
Intangibles, net	30,917	40,785
Notes receivable from unconsolidated affiliates	1,944	1,887
Other assets	34,528	42,571
Non-current assets related to discontinued operations	—	4,770

Total assets	$708,868	$718,328

Current liabilities:
Accounts payable	$57,381	$41,377
Accrued expenses	92,635	77,137
Current maturities of long term obligations	484	11,145
Current maturities of long term obligations in default	354,816	351,697
Current liabilities related to discontinued operations	647	49

Total current liabilities	505,963	481,405
Long term obligations, net of current maturities	405,163	434,745
Long term obligations in default, net of current maturities	—	—
Deferred gain	28,766	30,729
Investments in and advances to unconsolidated affiliates	2,602	1,216
Stockholders’ deficit:
Common stock	1,636	1,288
Additional paid in capital	751,436	654,899
Retained deficit	(986,688)	(885,765)
Promissory note	—	(179)
Treasury stock	(10)	(10)

Total stockholders’ deficit	(233,626)	(229,767)

Total liabilities and stockholders’ deficit	$708,868	$718,328

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US Unwired Reports Third Quarter Results

November 2, 2004

US UNWIRED INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	For the nine months ended September 30
	2004	2003
Cash flows from operating activities
Net cash provided by operating activities	$61,734	$34,992
Cash flows from investing activities
Release of restricted cash	19,279	21,924
Proceeds from sale of assets	43,314	350
Distribution from unconsolidated affiliates	500	250
Payments for the purchase of equipment	(24,044)	(26,361)

Net cash provided by (used in) investing activities	39,049	(3,837)
Cash flows from financing activities
Proceeds from long-term debt	360,232	—
Proceeds from exercised options	307	—
Principal payments of long-term debt	(378,620)	(3,203)
Debt issuance cost	(12,508)	—

Net cash used in financing activities	(30,589)	(3,203)

Net increase in cash and cash equivalents	70,194	27,952
Cash and cash equivalents at beginning of period	97,193	61,985

Cash and cash equivalents at end of period	$167,387	$89,937

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US Unwired Reports Third Quarter Results

November 2, 2004

EBITDA is an acronym for Earnings before Interest, Taxes, Depreciation and Amortization, although other items in addition to these are sometimes excluded to calculate EBITDA. Although EBITDA is not a calculation in accordance with accounting principles generally accepted in the United States (GAAP), we believe that EBITDA is widely used as a measure of operating performance in our industry. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining operating performance or liquidity that is calculated in accordance with GAAP. In addition, since all companies do not calculate EBITDA in the same manner, this measure may not be comparable to similarly titled measures reported by other companies. We believe the nearest comparable GAAP measure to EBITDA is our Net Loss, and we have presented below a reconciliation of the two measures.

	Three-month period ended September 30, 2004
	US Unwired Inc. (Parent)	Unwired Telecom Corporation	Louisiana Unwired LLC	IWO Holdings, Inc.	Consolidating Entries	Consolidated
EBITDA	$(182)	$—	$22,641	$8,048	$—	$30,507
Depreciation and amortization	(476)	—	(14,231)	(7,019)	—	(21,726)
Other income (expense), net	(14,273)	772	(1,191)	(10,285)	—	(24,977)
Equity in income (losses) of unconsolidated subsidiaries	(1,294)	(30)	(9,256)	—	10,550	(30)

Net income (loss)	$(16,225)	$742	$(2,037)	$(9,256)	$10,550	$(16,226)

	Three-month period ended September 30, 2003
EBITDA	$(218)	$—	$15,161	$6,988	$(244)	$21,687
Depreciation and amortization	(698)	—	(15,440)	(13,786)	—	(29,924)
Other income (expense), net	(11,301)	364	(1,987)	(10,820)	—	(23,744)
Equity in income (losses) of unconsolidated subsidiaries	(18,834)	57	(17,618)	—	36,452	57
Income from discontinued operations, net	—	373	—	—	244	617

Net income (loss)	$(31,051)	$794	$(19,884)	$(17,618)	$36,452	$(31,307)

	Nine-month period ended September 30, 2004
EBITDA	$(271)	$—	$62,402	$20,372	$(65)	$82,438
Depreciation and amortization	(1,397)	—	(43,102)	(27,858)	—	(72,357)
Other income (expense), net	(96,044)	3,428	(6,267)	(28,762)	—	(127,645)
Equity in income (losses) of unconsolidated subsidiaries	(2,873)	224	(36,248)	—	39,121	224
Income from discontinued operations, net	—	16,350	—	—	65	16,415

Net income (loss)	$(100,585)	$20,002	$(23,215)	$(36,248)	$39,121	$(100,925)

	Nine-month period ended September 30, 2003
EBITDA	$(2,088)	$—	$33,969	$(2,746)	$(764)	$28,371
Depreciation and amortization	(2,011)	—	(46,304)	(40,751)	—	(89,066)
Other income (expense), net	(31,978)	1,042	(6,048)	(28,691)	—	(65,675)
Equity in income (losses) of unconsolidated subsidiaries	(87,174)	205	(72,188)	—	159,348	191
Income from discontinued operations, net	—	1,616	—	—	764	2,380

Net income (loss)	$(123,251)	$2,863	$(90,571)	$(72,188)	$159,348	$(123,799)

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US Unwired Reports Third Quarter Results

November 2, 2004

SELECTED OPERATING METRICS

	3 months ended 9/30		9 months ended 9/30
	2004	2003	2004	2003
Subscribers
Gross Additions	83,375	68,635	264,249	227,993
Net Additions	11,508	2,656	66,653	37,157
Total Subscribers	680,213	595,724	680,213	595,724
Resale Subscribers	139,836	46,593	139,836	46,593
Churn	3.3%	3.5%	3.1%	3.4%
Average Revenue Per User, Monthly
Including Roaming	$71.94	$74.60	$71.96	$72.99
Without Roaming	54.28	55.27	54.79	55.12
Operating Cost Per User, Monthly
Including Roaming	44.22	48.11	43.31	49.67
Without Roaming	32.36	34.95	31.47	37.14
Cost Per Gross Addition	306	372	322	345
Average Minutes of Use Per User, Monthly
Home	704	580	669	565
Roaming	219	188	222	176
System Minutes of Use (Millions)
Subscriber	1,425	1,035	3,893	2,937
Roaming	666	481	1,851	1,259
Licensed POPs (Millions)	17.6	17.6	17.6	17.6
Covered POPs (Millions)	12.8	12.8	12.8	12.8
Towers	1,924	1,864	1,924	1,864

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